Exhibit 10.1

THIS LEASE, is made this 1st day of April, 2015, by and among Thornton Edge LLC, (hereinafter called "Landlord"), and TDG Operations, LLC (hereinafter called "Tenant'').

PREMISES
WITNESSETH:

1.
Landlord, for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, provided for and contained to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the "Premises"), to wit:

Approximately 42,790 SF of a 95,625 SF two story concrete brick building as shown on Exhibit A attached hereto,

And being known as a portion of475 Reed Road Dalton, GA. 30720. No easement for light or air is included in the · Premises.

TERM

2.
The Tenant shall have and hold the Premises for a term of 180 months beginning on the 1st day of September 2015 and ending on the 31st day of August 2030 at midnight, unless sooner terminated as hereinafter provided.

Tenant agrees to pay Landlord at the address as stated in this Lease, without deduction, demand or setoff, an annual rental of $299,530.00 payable in equal monthly installments of $24,960.83 in advance on the first day of each calendar month during the term hereof. Upon execution of this Lease, Tenant shall pay to Landlord the first month's rental due hereunder. Rental for any period under the term hereof which is for less than one month shall be a prorated portion of the monthly rental due. The Tenant shall have the option of 2 renewals for 5 years per each renewal. Tenant shall not pay rent for the months of September, October and November 2015.

The Tenant must notify the Landlord 90 days prior to renewal to exercise each option.

In the event Landlord cannot complete the required Landlord repairs per Exhibit B attached hereto and the Tenant Improvement renovations per Exhibit C attached ·hereto (subject to Tenant's review and approval of the final floor plans) on or before September 1, 2015, then Tenant shall receive two (2) days additional free rent for every one (1) day that landlord is late in delivering the Premises fully renovated and ready for Tenant's use.

RENTAL ESCALATION

3.
Beginning on September 1st, 2016, and on each September 1st thereafter during the term of this Lease, Tenant agrees to pay additional rental equal to 2% of the prior year's rental (payable as additional ·monthly rental), for purposes of increased rentals under this paragraph.

LATE CHARGES

4.
If Landlord fails to receive all or any portion of a rent payment within five (5) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to Five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Landlord will accept ACH bank payments as method of payment.

SECURITY DEPOSIT

5.
Tenant shall deposit with Landlord upon execution of this Lease $24,960.83 as a security deposit which shall be held by Landlord in a segregated interest bearing trust account, without liability to Tenant for any interest thereon,

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as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant. If any of .the rents or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any Joss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. In the event Tenant furnishes Landlord with proof that all utility bills have been paid through the date of Lease termination, and performs all of Tenant's other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease (provided that no surrender of the Premises will be required if Tenant purchases the Premises.) The deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant.

UTILITY BILLS

6.
Landlord agrees to separate or sub meter the utilities for the Premises at Landlord's sole cost. Tenant shall pay directly all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, telephone, data services and heat bills for the Premises and Tenant shall pay all charges for garbage collection or other sanitary services. Except for Landlord's default in its obligations hereunder, Landlord shall not be liable to furnish these defined services, or any cessation thereof, resulting from causes beyond the control of Landlord, and except for a default by Landlord, any such failure of utility services shall not render Landlord liable in any respect for damage to either person or property, shall not be construed as an eviction of Tenant, shall not work an abatement of rent, nor relieve Tenant from fulfillment of any covenant of this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned from the repairs unless such continues for a period of five (5) business. days, or occurs more than twice in any calendar month.

COMMON AREA COSTS; RULES AND REGULATIONS

7.
If the Premises are part of a larger building or group of buildings, Tenant shall pay as additional rental monthly, in advance, its pro rata share of common area maintenance costs ("CAM") as hereinafter more particularly set forth in the Special Stipulations. The Rules and Regulations attached hereto are made a part of this Lease. Tenant agrees to perform and abide by those Rules and Regulations and such other Rules and Regulations as may be reasonably amended from time to time by Landlord.

Landlord covenants that Landlord will not lease any portion of the building in which the Premises are located to any user(s) or other tenant(s) that will disturb the use and quite enjoyment of the Tenant, including but not limited to any excess noise, dangerous chemicals or offensive odor caused by such user(s) or tenant(s).

USE OF PREMISES

8.
The Premises shall be used for office and showroom purposes only and no other. The Premises shall not be used for any illegal purposes, or in any manner to create any nuisance or trespass, or in any manner to vitiate the insurance or increase the rate of insurance on the Premises.

The entire property located at 475 Reed Road, Dalton, Georgia (the "Property") shall be restricted to industrial, commercial or office space use and shall not be used for "Residential Use," in whole or in part. "Residential Use" as used herein shall mean and include any improvement, structure or dwelling used for Jiving accommodations (single or multi-family occupancy, including, without limitation, detached housing, condominiums, apartment buildings, dormitories, and senior citizen housing); any day care facility (whether for infants, children, the infirm, or the elderly); any hospital, hospice, and nursing home facility; any school for individuals under the age of twenty-one (21); any prison; any playground; and any other similar or like use.

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Groundwater beneath the Property shall not be used for any purpose, and no groundwater wells shall be drilled, constructed, or installed on the Property excepting any groundwater wells that may be required by a governmental authority having jurisdiction over the Property for the purpose of required environmental testing, monitoring, or remediation.

ABANDONMENT OF THE PREMISES

9.	Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.

TAX AND INSURANCE

10.
Tenant shall pay upon demand as additional rental during the term of this Lease, and any extension or renewal thereof, it's prorata share of the amount by which all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year exceed $0.00. In the event the Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Premises shall be determined by proration on the basis that the rentable floor area of the Premises bears to the rentable floor area of the entire property assessed. If the first and/or final year of the Lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the Lease term. If such taxes for the year in which the Lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis for determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease year. Tenant shall further pay, upon demand, it's pro rata share of the excess costs of fire and extended coverage insurance including any and all public liability insurance on the building over the cost for the first year of the Lease term for each subsequent year during the term of this Lease. Tenant's pro rata portion of taxes or share of excess cost of fire and extended coverage and liability insurance, as provided herein, shall be payable within ten (10) days after receipt of notice from Landlord or Agent as to the amount due, subject to Tenant's review of the evidence of such charges for manifest error.

INDEMNITY; INSURANCE

11.Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant's us(;,) or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including reasonable attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall during the term of this Lease and any extension or renewal thereof, and at Tenant's expense, maintain in full force and effect comprehensive general liability insurance with limits of $1,000,000.00 per person and $2,000,000.00 per incident, and property damage limits of $500,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this Paragraph 11, and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their Brokers, employees, contractors and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

WAIVER OF SUBROGATION

12.
Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, or personal property (building contents) within the building, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord or Tenant and their

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agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation for (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage's by reason of the mutual waivers contained in this paragraph.

REPAIRS BY LANDLORD

13.
Landlord agrees to keep in good repair the roof, foundations and exterior walls of the Premises (including all glass and all exterior doors), major_repairs and replacement of the HVAC system, underground utility and sewer pipes outside the exterior walls of the building, and any paving of driveways and parking lots, and this cost shall not be included in CAM. The grounds around the building, including the mowing of grass, care of shrubs and landscaping, maintenance of outdoor lighting, and routine HVAC maintenance shall be part of CAM except repairs rendered necessary by the negligence. or intentional wrongful acts of Tenant, its employees or invitees. Tenant shall promptly report in writing to Landlord any defective condition known to it, which Landlord is required to repair and failure so to report such conditions shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such conditions.

REPAIRS BY TENANT

14.
Tenant accepts the Premises in their improved condition, a list of such improvements attached as schedule B and as suited for the uses intended by Tenant, and other improvements located thereon, except those repairs.expressly required to be made by Landlord hereunder. Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, normal wear and tear, damage by storm, fire, lightning, earthquake or other casualty excepted.

ALTERATIONS

15.
Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 15 upon Landlord's written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor reasonably approved by Landlord, free of any liens or encumbrances. Unless otherwise approved to remain when installed, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant's machinery or equipment which can .be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment.

REMOVAL OF FIXTURES

16.
Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

DESTRUCTION OF OR DAMAGE TO PREMISES

17.
If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, of if damaged to such an extent as to prevent, or materially interfere with, Tenant's use thereof, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence.

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·

GOVERNMENTAL ORDERS

18.
Landlord warrants that the Premises comply with all statutes and regulations related to office and showroom use as of the Commencement Date hereof. Tenant agrees, at his own expense, to comply promptly with any changed in the requirements of any legally constituted public authority or made necessary by reason of Tenant's occupancy of the Premises other than for office and showroom use. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's occupancy for office and showroom use. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then whichever party hereto is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party by·certified mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party given such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to the party giving notice.

CONDEMNATION

19.
(a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent, or materially interfere with, Tenant's use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority.

(b) In the event .a portion of the Premises shall be taken for any public or any quasi-public use under any government law, ordinance or regulation, or by right of eminent domain or by private sale In lieu thereof, and this Lease is not terminated as provided in the subparagraph above, Landlord may, at Landlord's sole risk and expense, restore and reconstruct the building and other improvements situated on the Premises to the extent necessary to make it reasonably tenantable for Tenant's use. The rent payable under this Lease during the unexpired portion of the term shall be adjusted during the unexpired portion of the term to such an extent as may be fair and reasonable under the circumstances.

ASSIGNMENT AND SUBLETTING

20.
Tenant shall not, without the prior written consent of Landlord assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant and its affiliates. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

EVENTS OF DEFAULT

21.
The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant (A) Tenant fails to pay the rental as provided for herein, and such failure continues for ten (10) days after written notice thereof; (B) Tenant abandons or vacates the Premises; (C) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease, and such failure continues for thirty (30) days after written notice thereof; provided that if such failure cannot be cured within thirty (30) days, such failure shall not constitute a default hereunder if Tenant has commenced such cure within thirty (30) days after written notice and diligently pursues such cure lei completion; (D) Tenant is adjudicated bankrupt; (E) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (F) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under the present or future law, whereby the rent or

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any part thereof is, or is proposed to be, reduced or payment thereof deferred; (G) Tenant makes an assignment for benefit of creditors; or (H) Tenant's assets are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

REMEDIES UPON DEFAULT

22.
Upon the occurrence of an Event of Default, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:

A.
Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

B.
Landlord may terminate this Lease as provided in paragraph 22(A) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, attorneys' fees and other costs relating to the retelling of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable;

C.
Landlord may, without terminating this Lease, declare immediately due and payable all monthly rental and additional rent due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of the Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause less all costs, expenses and attorneys' fees of Landlord incurred in connection with the retelling of the Premises; or

D.
Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant's obligation to pay monthly rental and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees, and of. costs of such alterations and repairs, third, to the payment of the monthly rental and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied against payments of future monthly rental and additional rent as the same may become due and payable hereunder, in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including monthly rental and additional rent; if such rentals received from such reletting during any month are less that those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in Georgia statutes related to residential leases.

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EXTERIOR SIGNS

23.
Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord. Landlord acknowledges that Tenant shall have the right to place a pylon sign at the entrance to the driveway and a sign on the exterior of the building in which the Premises are located, but such shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld or delayed. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incidents to such removal.    ·

LANDLORD'S ENTRY OF PREMISES

24.
Landlord may card the Premises "For Rent'' or "For Sale" sixty (60) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours to exhibit the Premises to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property, if any; provided that Landlord shall not unreasonably interfere with Tenant's business. Upon at least one (1) business day prior notice, in which the name of the prospective purchaser or tenants shall be disclosed to Tenant, Landlord shall also have the right to enter the Premises during normal business hours to show the Premises to prospective purchasers or tenants; provided that Tenant shall have the right to deny access to prospective purchasers or tenants who compete with Tenant.

EFFECT OF TERMINATION OF LEASE

25.	No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

SUBORDINATION

26.
At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the "Security Deeds") affecting the Building or the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease ·to such Security Deeds; provided the lender executes an acceptable non-disturbance and attornment agreement, Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (A) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof) ; (B) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (C) the date to which any rent and other charges have been paid in advance, if any; and (D) such other matters as Landlord may reasonably request.

QUIET ENJOYMENT

27.
So long as Tenant observes and performs the covenants c:1nd agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

MEMORANDUM OF LEASE

28.	Upon the request of either party hereto, both parties shall execute a Memorandum of Lease, in recordable form, to give record notice of the basic terms of this Lease.

HOLDING OVER

29.	If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at a rate equal to 110% of

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the rate in effect at end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord's acquiescence, then Tenant shall be a tenant at sufferance.

ATTORNEY'S FEES

30.
In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises in the hands of an attorney, Tenant agrees to pay Landlord reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. If suit is filed, the prevailing party shall reimburse the prevailing party for its reasonable attorney's fees and court costs.

RIGHTS CUMULATIVE

31.	All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

WAIVER OF RIGHTS

32.
No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

ENVIRONMENTAL LAWS

33.
Landlord represents to the best of its knowledge and belief, (A) the Premises are in compliance with all applicable environmental laws, and (B) there are not excessive levels (as defined by the Environmental Protection Agency) of radon, toxic waste or hazardous substances on the Premises. Before and during the term of this Lease, Landlord agrees to provide Tenant with copies of all environmental reports on the Property in order to confirm the status of any environmental issues relating to the Property as of commencement of this Lease. Tenant represents and warrants that Tenant shall comply with all applicable environmental laws and that Tenant shall not permit any of its employees, contractors or subcontractors, or any person present on the Premises to generate, manufacture, store, dispose or release on, about, or under the Premises any toxic waste or hazardous substances which would result in the Premises not complying with any applicable environmental laws.

TIME OF ESSENCE

34.	Time is of the essence of this Lease.

DEFINITIONS

35.
"Landlord" as used in this Lease shall include the undersigned, its heirs, legal representatives, assigns and successors in title to the Premises. "Tenant" shall include the undersigned and its assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or subtenants as to the Premises covered by such assignment or sublease. "Landlord" and "Tenant'' include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

NOTICES

36.	All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by
U.S. Certified Mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered or sent to the address shown below, except that upon Tenant's taking possession of the Premises, then the Premises shall be Tenant's address for notice purposes. Notices to Landlord and Broker shall be delivered or sent to the address hereinafter stated, to wit:

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Landlord:    Thornton Edge LLC P.O. Box 185. Lookout Mountain TN 37350
Tenant:    TDG Operations LLC 2208 S. Hamilton Street Extension, Dalton, GA 30721-4974

All notices shall be effective upon delivery. Any party may change his notice address upon written notice to the other parties.

ENTIRE AGREEMENT

37.
This Lease, along with the Exhibits hereto contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of by force or effect. No subsequent alteration, amendment, change or addition to this Lease, except as to the changes or additions to the Rules and Regulations described in paragraph 7, shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

SUCCESSORS

38.
This Lease shall be binding and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Premises.

LANDLORD'S LIEN

39.
As security for Tenant's payment of rent, damages and all other payments required to be made by this Lease, Tenant, hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Premises, subject to any prior lien Tenant has given to its existing or future lender(s), and subject to the terms of a Landlord subordination agreement, substantially in the form attached herfeto as Exhibit D ("Landlord Agreement"). Tenant's obligations under this Lease are subject to approval by its existing lender, but execution by such lender of the Landlord Agreement ·shall confirm such lender's approval. . If Tenant abandons or vacates any substantial portion of the Premises or is in default in the payment of any rentals, .damage or other payments required to be made by this Lease, subject to the terms of any Landlord subordination agreement mentioned above, Landlord may· enter upon the Premises, by force if necessary, and take possession ·of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without further notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of the Tenant's title and Interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then towc1rd the payment of all sums then due by Tenant to Landlord under the terms of this Lease.

HOLD HARMLESS

40.
Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any. other person, for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or clue to any other cause, unless caused by Landlord's gross negligence or willful misconduct. Subject to the waiver set forth in paragraph 12 above, Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

SPECIAL STIPULATIONS

41.	Any special stipulations are set forth below. Insofar as said Special Stipulations conflict with any of the foregoing provisions, said Special Stipulations shall control:

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A.	Tenant will provide carpet tiles and rugs for the Premises to Landlord. Landlord is to install carpet tiles at no cost to Tenant.

B.	Dumpster: Tenant will supply and contract for its own dumpster & trash removal and place in an area designated by Landlord.

C.	Tenant, at its own cost and expense shall pay all charges for janitorial services including trash removal performed in the Premises during the term of this Lease.

D.	Storage trailers are not allowed on the Premises.

E.
Tenant is to pay its prorated share of 44.8 % of CAM, as identified on Exhibit E attached hereto. Such CAM, including taxes and insurance, shall be $44,322 for the first 12 month period. The Landlord warrants that the real estate taxes will not increase by more than 10% per year above the base estimate of $26,500.00. There will not be a cap on the property insurance. The CAM will be capped at 5% increase per year.

F.
Tenant must maintain the generator system connected to its electrical service. Landlord to put computer room on transfer switch (if not already on one) for generator. Tenant will provide a generator if current generator is insufficient in size.

G.	Tenant to allow Landlord access to Tenant's internet connection for fire alarm and elevator.

H.
Landlord shall be responsible for all costs of making the changes to the Premises as highlighted in yellow on the preliminary floor plan drawings attached hereto as Exhibit C, subject to Tenant's review and approval of final floor plan drawings, which will not be unreasonably withheld or delayed.

I.
Tenant and Landlord agree to retain a qualified electrical contractor for installation of Cat GE wiring in the Premises at locations identified by Tenant. Tenant shall be responsible for the labor portion of such contract, and Landlord shall be responsible for the materials portion of such contract.

J.	Tenant will pay for the kitchen appliances; Landlord will provide bathrooms and kitchens fixtures, cabinets and interior and install Tenant- provided icemakers, refrigerators and dishwashers.

K.
Provided Tenant is not in default under this Lease and no circumstances exist which, but for the passage of time would constitute an event of default by Tenant hereunder, Tenant s.hall have the right ("Right of First Offer'') to lease additional space located in the Building (the "Additional Space") if at any time during the Lease Term, Landlord receives a bona fide written offer ("an Offer'') from an unrelated third party 'to lease all or any part of the Additional Space. If Landlord receives an Offer, Landlord shall notify Tenant and the Tenant shall have (10) days after Tenant's receipt of such notice from Landlord in which to notify Landlord in writing that it elects to exercise its Right of First Offer to Lease with respect to such Additional Space and to accept such Additional Space on the same terms, conditions, and rental rate as if such expansion space were included within this original Lease, so that the term of the Additional Space shall be coterminous with the Lease Term, as well as the Landlord shall provide space in a condition consistent with the Premises delivered hereunder as defined by Exhibits B and C, proportionally reduced based on the number of months remaining in the Lease Term. If Tenant exercises such Right of First Offer in accordance with the provisions hereof, Landlord and Tenant shall thereupon execute an amendment to this Lease adding the Additional Space to this Lease in accordance with the provisions of this Section 41.K. If Tenant fails to execute said amendment within Ten (10) days after Landlord furnishes same to Tenant, then Tenant shall be deemed to have waived its Right of First Offer relative to such Additional Space. If Tenant elects not, or is deemed to have elected not, to exercise its Offer of First Offer within the time herein specified, and thereafter the lease of Additional Space to said third party is consummated substantially in accordance with the Offer presented to Landlord by said third party, said Right of First Offer shall automatically and without notice be extinguished with respect to such Additional Space identified in the Offer but not with respect to any other remaining Additional Space, and all remaining terms, covenants and conditions of this Lease shall continue in full force and effect.

L.
Expansion. During the Lease Term provided Tenant is not in default under this Lease and no circumstances exists which, but for the passage of time, would constitute an event of default by Tenant hereunder. Tenant shall have the option to expand into additional space of unleased and available space in the Building upon fair market value of similar space with not less than three (3) months' prior written notice to Landlord.

M.
Right of First Refusal to Purchase. Provided that Tenant is not in default under this Lease and no circumstances exist which, but for the passage of time would constitute an event of default by Tenant hereunder,, Landlord hereby grants to Tenant a right of first refusal to purchase the entirely of the Property on which the Premises is located (the"Purchase Right of First Refusal"). If at any time during the Lease Term, as such may be extended, Landlord

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receives or solicits a bona fide offer from a third party to purchase the Property on terms acceptable to Landlord, or if the Property is offered for sale by foreclosure or any other forced sale, Landlord shall give Tenant written notice of its receipt of each said offer or sale and its material terms and conditions and a statement that Landlord is acting in good faith, is prepared to accept the terms of the third party offer (the "Purchase Notice'). Tenant shall then give Landlord written notice within Fifteen (15) business days of the receipt of the Purchase Notice of its election to either exercise or decline to exercise its Purchase Right of First Refusal at the price and pursuant to the material terms and conditions of the bona fide offer contained in the Purchase Notice. Notwithstanding anything to the contrary contained herein, in no event shall Tenant have the right to terminate the Lease following Tenant's notice to Landlord that it intends to_ exercise the Purchase Right of First Refusal. This Purchase Right of First Refusal shall not apply to a transfer by Landlord to an Affiliate of Landlord, or to any heir or trust established by the controlling owner of Landlord.

N.	Landlord Improvements and renovations to building, as set forth on Exhibits· attached hereto, are to be completed by Landlord prior to September 1, 2015.

O.	Tenant renovations, as identified in the drawings attached hereto as Exhibit C, are to be completed by Landlord prior to September 1, 2015.

P.
Commissions. Landlord agrees to pay any and all real estate broker's fees due on this Lease to NAI Charter Real Estate under a separate agreement dated September 22, 2014. The parties indemnify and hold each other harmless for any damages, cost, loss or injury, including attorney fees, suffered by either party as a result of the non-disclosure of any other broker representing the other party to this Lease. Tenant acknowledges Landlord has agreed to pay NAI Charter Real Estate a commission for any renewals of this Lease, or negotiate on behalf of Landlord at the time of any renewal; expansion, option or new lease, and that any such commissions shall be Landlord's sole cost and expense; provided, in the event Tenant exercises the Purchase Right of First Refusal granted above, Landlord shall be responsible for any commissions due from such sale, and NAI Charter Real Estate shall thereafter have no further rights to any commissions relative to the property purchased by Tenant.

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Tenant acknowledges that Tenant has read and understands the terms of this Lease and has received a copy of it.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate.

/s/ PEGGY BIGHAM	LANDLORD:
Witness	Thornton Edge, LLC
/s/ CHARLES WHITENER
Managing Member Charles Whitener

TENANT:
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/s/ PEGGY BIGHAM	/s/ JON FAULKNER
Witness	Jon Faulkner, President

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BUILDING RULES AND REGULATIONS

1.No additional locks shall be placed on the doors of the any premises by any tenant, nor shall any existing locks be changed unless Landlord-is immediately furnished with two keys thereto. Landlord will without charge furnishes tenant with two keys for each lock existing upon the entrance doors when tenant assumes possession with the understanding that at the termination of the Lease these keys shall be returned.

2.Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord's approval and supervision before performance of any contractual service, This provision shall apply to all work performed in the Building including installation of telephones, computer equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3.No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

4.Tenant shall not place, install or operate on demised premises or in any part of Building, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for microwaves), or place or use in or about premises any explosives, gasoline, kerosene, oil acids, caustics, or any other flammable, explosive, or hazardous material without written consent of Landlord.

5.Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

6.Tenant shall not at any time display a "For Rent" signs upon the demised premises for rent.

7.Safes and other unusually heavy objects shall be placed by the Tenant only in such places as may be approved by Landlord.

8.Windows facing on corridors shall at all times be wholly clear and uncovered (except for such signs as Landlord may approve) so that a full unobstructed view of the Interior of the demised premises may be had from the corridors.

9.Landlord will not permit entrance to Tenant's offices by use of pass key controlled by Landlord, to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord, and then only for Landlord's permitted purposes.

10.None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, including any alleyways to the rear of the leased promises or such areas be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees.

11.The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damages resulting to them from misuse, or the defacing or injury of any part of the Building shall be borne by the person who shall occasion it, No person shall waste water by interfering with the faucets or otherwise.

12.No vehicles or animals shall be brought into the building.

13.No sign, tag, label, picture, advertisement, or notice (other than price tags of customary size used In marking samples) shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside or inside of the building or of the demised premises without the prior written consent of the Landlord.

14.In the event Landlord should advance upon the request, or for the account of the Tenant, any amount for labor, material, packing, shipping, postage, freight or express upon articles delivered to the demised premises or for the safety, care, and cleanliness of the demised premises, the amount so paid shall be regarded as additional rent and shall be due and payable forthwith to the Landlord from the Tenant.

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15.Tenant shall not do or permit to be done within the demised premises anything which would unreasonably annoy or interfere with the rights of other Tenant's of the building.

16.During the sixty days prior to the expiration of this Lease, Landlord may show the demised premises to prospective tenants and may place upon the windows or doors thereon one or more "For Rent" signs of reasonable dimensions.

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